UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 1, 2004

Date of Report (Date of earliest event reported)

CAPTARIS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2004, Captaris, Inc., a Washington corporation (“Captaris”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) to acquire Information Management Research, Inc. (“IMR”). The Merger Agreement was entered into among Captaris, IMR Acquisition, Inc., a Washington corporation and wholly owned subsidiary of Captaris (“Acquisition Sub”), IMR, a Colorado corporation, certain shareholders of IMR, and Steven Grandchamp and Robert Drucker, as representatives of the shareholders of IMR. In accordance with the Merger Agreement, Acquisition Sub will merge with and into IMR and IMR will become a wholly owned subsidiary of Captaris.

The consideration to be paid by Captaris totals $26,500,000 in cash, subject to a net working capital adjustment at closing. At the closing, $5 million of the purchase price will be deposited in a third-party escrow account for two years as security for certain post closing obligations of the IMR shareholders, including indemnification obligations. The purchase price will be funded from cash and investments on Captaris’ balance sheet. The transaction is expected to close in October 2004, subject to customary closing conditions, including approval by the shareholders of IMR and receipt of certain contractual consents.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the press release issued by Captaris on October 4, 2004 announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1	Agreement and Plan of Merger dated as of October 1, 2004 by and among Captaris, Inc., IMR Acquisition, Inc., Information Management Research, Inc., certain shareholders of Information Management Research, Inc., and Steven Grandchamp and Robert Drucker, as shareholder representatives.*

99.1	Press release issued by Captaris, Inc. dated October 4, 2004.

*	Certain exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Captaris agrees to provide the Commission a copy of any such exhibit or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: October 4, 2004	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 1, 2004 by and among Captaris, Inc., IMR Acquisition, Inc., Information Management Research, Inc., certain shareholders of Information Management Research, Inc., and Steven Grandchamp and Robert Drucker, as shareholder representatives.*

99.1	Press Release issued by Captaris, Inc. dated October 4, 2004.

*	Certain exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Captaris agrees to provide the Commission a copy of any such exhibit or schedule upon request.